UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2009

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Marriott International, Inc. (the "Company") and its Compensation Policy Committee (the "Committee") have approved certain compensation changes in light of the Company's previously announced executive officer appointments naming William J. Shaw as Vice Chairman of the Company, Arne M. Sorenson as the Company's President and Chief Operating Officer and Carl T. Berquist as the Company's Chief Financial Officer, each effective as of May 1, 2009. These management changes were reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 9, 2009. In addition, on May 1, 2009, Robert J. McCarthy assumed responsibility for the Global Sales and Marketing function in addition to his current duties as the President, North American Lodging Operations and Global Brand Management.

Specifically, on April 30, 2009, the Committee approved the following grants of restricted stock units and adjustments to base salaries and bonuses: Mr. Shaw-43,328 restricted stock units; Mr. Sorenson-$950,000 in base salary, an annual bonus target of 90% of his base salary, a maximum bonus of 135% of his base salary and 64,992 restricted stock units; Mr. Berquist-$630,000 in base salary, an annual bonus target of 75% of his base salary, a maximum bonus of 115% of his base salary and 21,664 restricted stock units; and Mr. McCarthy-$700,000 in base salary, an annual bonus target of 75% of his base salary, a maximum bonus of 115% of his base salary and 32,496 restricted stock units. The restricted stock units vest in four equal annual installments and were granted effective May 1, 2009 using the Company's standard form of MI Share Award Agreement for awards under the Marriott International, Inc. Stock and Cash Incentive Plan (the "Plan"), subject to a non-solicitation provision.

Pursuant to the Committee's charter, the Committee recommended the compensation actions for Mr. Shaw and Mr. Sorenson described above to the Company's Board of Directors (the "Board"), and the Board approved the actions on May 1, 2009.

At the Company's Annual Meeting of Shareholders held on May 1, 2009, shareholders approved an amendment to the Plan to increase by 15 million the number of shares authorized for issuance under the Plan. The Board previously approved an amendment increasing the shares authorized for issuance under the Plan on February 5, 2009, subject to shareholder approval. A description of the material features of the Plan is included in the Company's definitive proxy statement, which was filed with the SEC on March 27, 2009.

Item 7.01.    Regulation FD Disclosure

On May 1, 2009, the Company also announced that its Board of Directors declared a stock dividend of a 0.00369 share of common stock for each outstanding share of Company common stock, payable on July 30, 2009 to shareholders of record on June 25, 2009. The Company is furnishing a copy of the press release announcing the stock dividend as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished with this report:

Exhibit 99.1-Stock dividend press release issued on May 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: May 05, 2009	By:	/s/ Carl T. Berquist
Carl T. Berquist
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Stock dividend press release issued on May 1, 2009.